Exhibit (q)

THRIVENT CORE FUNDS

Power of Attorney of Trustees

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Trustees of THRIVENT CORE FUNDS, a Delaware statutory trust (the “Trust”), does hereby make, constitute and appoint Christina A. Smith, James M. Odland, Michael W. Kremenak, Jill Forte, and John D. Jackson, and each or any of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such Trustee of such Trust to a Registration Statement or Registration Statements, on Form N-14, Form N-1A, and all amendments, including pre-effective amendments, post-effective amendments, and any and all supplements or other instruments in connection therewith, to be filed by such Trust with the Securities and Exchange Commission, Washington, DC, in connection with the registration of shares of such Trust under the Securities Act of 1933 or under the Investment Company Act of 1940, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 20th day of February, 2018.

/s/ Janice B. Case	/s/ James A. Nussle
Janice B. Case	James A. Nussle
Trustee	Trustee

/s/ Robert J. Chersi	/s/ David S. Royal
Robert J. Chersi	David S. Royal
Trustee	Trustee

/s/ Richard A. Hauser	/s/ Verne O. Sedlacek
Richard A. Hauser	Verne O. Sedlacek
Trustee	Trustee

/s/ Marc S. Joseph	/s/ Constance L. Souders
Marc S. Joseph	Constance L. Souders
Trustee	Trustee

/s/ Paul R. Laubscher	/s/ Russell W. Swansen
Paul R. Laubscher	Russell W. Swansen
Trustee	Trustee